ASTRONICS CORPORATION SUPPLEMENTAL RETIREMENT PLAN

                          (ADOPTED: DECEMBER 17, 1999)


                                    ARTICLE I

                 Purpose, Definitions, Administration, Amendment
                 -----------------------------------------------

     This Astronics Corporation Supplemental Retirement Plan is an unfunded plan, not intended to qualify under the Internal Revenue Code, maintained for the purpose of providing additional retirement benefits for a select group of management or highly compensated employees of Astronics Corporation, and participation in the Astronics Corporation Supplemental Retirement Plan is limited consistent with that purpose. Benefits under the Astronics Corporation Supplemental Retirement Plan are intended to supplement benefits provided under the ATRO Companies Profit-Sharing Plan/401(k) Plan and benefits received from Social Security.

     The following words and phrases as used herein have the following meanings:

     "Cause" means any act that is materially inimical to the best interests of the Company and that constitutes, on the part of Participant, intentional or grievous wrong, including but not limited to, common law fraud, a felony, or other gross malfeasance of duty.

     "Change of Control", for purposes of determining whether there has been an Involuntary Termination of Employment Related to a Change of Control, means the transfer in one or more transactions, extending over a period of not more than 24 months of Common Stock of the Company possessing 25% or more of the total voting power of all shares of Common Stock. A transfer shall be deemed to occur if shares of Common Stock are either transferred or made the subject of options, warrants, or similar rights granting a third party the opportunity to acquire ownership or voting control of such Common Stock.

     "Common Stock" means the Class A and Class B $.01 par value shares of the capital stock of the Company, as well as all other securities with voting rights or convertible into securities with voting rights.

     "Code" means the Internal Revenue Code of 1986, as amended and as it may be amended.

     "Company" means Astronics Corporation, as well as any successors or assigns of Astronics Corporation, whether by transfer, merger, consolidation, acquisition of all or substantially all of the business assets, change in identity, or otherwise by operation of law.

     "Compensation Committee" means the Executive Compensation Committee of the Board of Directors of the Company, as it is constituted from time to time.

     "Eligible Officer" means: (i) an employee of the Company who participates in the ATRO Companies Profit-Sharing Plan/401(k) Plan and who is an officer of the Company; and (ii) an employee of a subsidiary of the Company who participates in the ATRO Companies Profit-Sharing Plan/401(k) Plan, who is an officer or executive of an affiliate or subsidiary of the Company and who the Board of Directors of the Company expressly designates an Eligible Officer.

     "Involuntary Termination of Employment" means a severance of the Participant's employment relationship, other than for death, Disability (as defined in Article II), retirement, or Cause, (i) by or at the instigation of Company or (ii) by or at the instigation of Participant where Participant's pay has been diminished or reduced to a greater extent than any diminution or reduction of Company's officers generally.

     "Involuntary Termination of Employment Related to a Change of Control" means a termination of the Participant's employment relationship (i) by the Company within two years after a Change of Control, or (ii) by Participant within two years of the Change of Control in those circumstances where the duties, responsibilities, status, base pay or perquisites of office and employment have been diminished or downgraded, or substantially increased (other than base pay and perquisites) without Participant's actual or implied consent; provided, however, that a general decrease in base pay which is approved by a majority of the affected Participants will be considered as having been consented to for purposes of this Plan.

     "ATRO Companies Profit-Sharing Plan/401(k) Plan" means the tax-qualified retirement plan of the Company, as amended and restated effective as of April 1, 1997, as amended and as it may be amended, or any successor tax-qualified retirement plan maintained by the Company, as in effect as of the date that a benefit is calculated under the Plan.

     "Participant" means an Eligible Officer who is a Participant in the Plan pursuant to Article II. The word "Participant" includes a person who has ceased to actively participate in the Plan but who has not received payment of all of his Plan benefits.

     "Pay" means the base salary paid to the Eligible Officer for a calendar year plus any cash bonus or cash incentive payments earned for or attributable to that year, whether or not such bonus or incentive payments are paid during that year.

     "Plan" means the Astronics Corporation Supplemental Retirement Plan, as set forth herein and as it may be amended.

     "Spouse" means a surviving spouse who is a beneficiary entitled to receive some or all of the benefits, directly or indirectly, payable under the ATRO Companies Profit-Sharing Plan/401(k) Plan upon the death of a Participant.

     "Supplemental Benefit" means the annual income, if any, payable to a Participant or Beneficiary pursuant to Article III of the Plan.

     The Plan shall be operated under the direction of the Compensation Committee, which shall have all authority and powers necessary to administer the Plan and construe the Plan terms, make factual determinations, resolve any ambiguities or inconsistencies, determine eligibility for participation or benefits, and decide all questions arising in the Plan administration, interpretation or application. The Compensation Committee's actions or decisions in all matters (other than matters regarding a Participant upon or after the Participant's Involuntary Termination of Employment Related to a Change of Control) shall be final and binding upon all Participants, Spouses or other persons having or claiming an interest in this Plan.

     While the Company expects to continue the Plan indefinitely, it reserves the right to amend the Plan at any time and from time to time or to discontinue the Plan at any time, by action of its Board of Directors. No amendment or discontinuance of the Plan shall impair or adversely affect any benefits accrued under the Plan as of the date of such action, except with the consent of the Participant or Spouse entitled to receive such benefits. In the event of an amendment of the Plan affecting benefits, or discontinuance of the Plan, the interest of each Participant shall be determined as if each Participant retired as of the date of such amendment or discontinuance.

                                   ARTICLE II

                                   Eligibility
                                   -----------

     Each Eligible Officer shall be a Participant eligible for Supplemental Benefits pursuant to Article III of the Plan, provided the Eligible Officer has at least ten years of continuous service with the Company and (except as provided in Article VIII) retires from the service of the Company (i) at age 65 or later or (ii) at age 60 or later with a combined total of age and years of service with the Company at least equal to 90; provided, however, that Supplemental Benefits shall be payable to an Eligible Officer who has a "Disability" (as defined in the ATRO Companies Profit-Sharing Plan/401(k) Plan), without regard to such Participant's eligibility for early or normal retirement benefits under this Plan. Supplemental Benefits shall be payable to an individual who qualifies as a Spouse at the time of the Participant's death.

     Eligibility for the benefits of this Plan is limited to Eligible
Officers of the Company and those officers or executives of any affiliate or subsidiary expressly so designated by the Board of Directors of the Company.


                                   ARTICLE III

                                    Benefits
                                    --------

     For an Eligible Officer with twenty-five or more years of service with the Company, the Supplemental Benefit payable to the Eligible Officer under this Plan, payable in equal monthly installments for the life of the Participant, shall equal the excess, if any, of "(a)" over "(b)" + "(c)" where "(a)" is sixty-five percent of the average of the highest consecutive three-year Pay paid to such Eligible Officer prior to retirement, "(b)" is an amount equal to the accumulated Company contributions (other than employee pre-tax and after-tax contributions and matching contributions) allocated to an account or accounts for the Eligible Officer under the ATRO Companies Profit-Sharing Plan/401(k) Plan from time to time, adjusted for earnings each year at the one-year Treasury Bill rate compounded annually and assuming that each year's contributions were deposited on the following March 1st, calculated at the Participant's retirement, converted into an immediate annuity payment in the form of a joint and 100% survivor annuity payable to the Participant and his Spouse based on a discount factor equal to the prime rate as published in the Wall Street Journal on the date of retirement and the 1983 Group Annuity Mortality Tables weighted equally for males and females, and "(c)" is the primary Social Security benefit of such Eligible Officer at age 65. For an Eligible Officer with 10-24 years of service, "(a)" will be determined according to the following schedule:


                Years of Service           (a) Total Combined Benefit Target
                ----------------           ---------------------------------

                     24                                   64%
                     23                                   63%
                     22                                   62%
                     21                                   61%
                     20                                   60%
                     19                                   59%
                     18                                   58%
                     17                                   57%
                     16                                   56%
                     15                                   55%
                     14                                   54%
                     13                                   53%
                     12                                   52%
                     11                                   51%
                     10                                   50%


     Early payment of Supplemental Benefits under this Plan shall be made to an Eligible Officer who elects earlier retirement under this Plan; provided, however, that no early payment shall be made unless the Eligible Officer retires from the service of the Company at age 60 or later with a combined total of age and years of service with the Company at least equal to 90; provided, further, that the Supplemental Benefits payable under this Plan shall be reduced by 0.5% for each full month by which the date of the commencement of benefits precedes the Participant's attainment of age 65. Notwithstanding the foregoing, Supplemental Benefits shall be payable to an Eligible Officer who has a "Disability", without regard to such Participant's eligibility for early or normal retirement benefits under this Plan, and without reduction for early payment.

     In the event of commencement of Supplemental Benefits prior to attainment of age 62, the Supplemental Benefit payable under this Plan shall include a Social Security "bridge" payment equal to the amount of the Social Security benefit at age 62, until such time as the Eligible Officer attains age 62.

     In the event of commencement of Supplemental Benefits between age 62 and age 65, the Social Security benefit amount to be used in determining the Supplemental Benefit payable under this Plan shall be the Social Security benefit amount payable on the actual date of retirement.

     An individual who qualifies as a Spouse shall receive a payment of Supplemental Benefits, payable in equal monthly installments for the life of the Spouse, in an amount equal to 100% of the monthly amount determined under the above benefit formula for the Participant; provided, however, that if the Eligible Officer had not commenced payments under this Plan and had not attained age 65 when he died, the Supplemental Benefits shall be determined as if the Eligible Officer attained age 65 on the day before his death. In the event that the Eligible Officer had not commenced payments under this Plan at the time of death, early payment of Supplemental Benefits under this Plan may be elected by a Spouse who wants to receive survivor benefits before the date the Participant would have attained age 65; provided, however, that the Supplemental Benefits payable under this Plan to the Spouse shall be reduced by 0.5% for each full month by which the date of commencement precedes the date the Participant would have attained age 65.

     While receiving Supplemental Benefits under this Plan, Participant and his Spouse shall be entitled to Company paid medical and dental insurance, under medical and dental insurance plans made available to employed officers of the Company from time to time or under an equivalent insurance arrangement.


                                   ARTICLE IV

                        Time and Form of Benefit Payment
                        --------------------------------

     Any benefit under this Plan shall be paid to the Participant or his Spouse in equal monthly installments for the life of the Participant or his Spouse, at such time as elected by the Participant or Spouse, except as otherwise provided in Article III.


                                    ARTICLE V

                                     Funding
                                     -------

     This Plan shall be maintained as an unfunded Plan which is not intended to meet the qualification requirements of Section 401 of the Code. All rights of any Participant under this Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any amounts due hereunder. No Participant shall have any interest in or any rights against any specific assets of the Company, and a Participant shall have only the rights of a general unsecured creditor of the Company. It is intended that the Plan is an unfunded nonqualified deferred compensation arrangement for income tax purposes. No benefits under this Plan shall be payable from the trust fund maintained under or in accordance with the provisions of the ATRO Companies Profit-Sharing Plan/401(k) Plan.


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

                                   ARTICLE VI

                                 Effective Date
                                 --------------

     The Effective Date of this Plan shall be December 17, 1999.


                                   ARTICLE VII

                            Agreement Not to Compete
                            ------------------------

     Payment of benefits under this Plan is contingent upon the Participant's agreement not to directly or indirectly engage in or compete with the business of the Company, either as owner, partner or employee for a period of the later to occur of the expiration of three years after retirement or the attainment of 65 years of age. In the event a Participant shall compete with the business of the Company, payment of benefits under this Plan shall be suspended so long as such Participant engages in activity deemed to be in competition with the business of the Company. Notwithstanding the foregoing, this Article VII shall not apply to a Participant after the Participant's Involuntary Termination of Employment Related to a Change of Control.


                                  ARTICLE VIII

             Benefits Upon Certain Terminations or Change of Control
             -------------------------------------------------------

     The provisions of this Article VIII shall apply only where there has been an Involuntary Termination of Employment or an Involuntary Termination of Employment Related to a Change of Control.

     Upon an Involuntary Termination of Employment, a Participant who would be eligible to receive benefits under this Plan if he was then age 65 or more, shall be vested in his benefits under this Plan upon the Involuntary Termination of Employment and, upon attainment of age 65, shall receive the benefits determined as follows: the benefit payable at age 65 shall be determined under


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

Article III using the average of the highest consecutive 3-year Pay paid prior to the Involuntary Termination of Employment, instead of the average for the Pay paid prior to retirement, subject to further adjustment by reducing the combined benefit target of Article III (based upon the Participant's years of service) by a factor equal to (i) the benefit target multiplied by (ii) one percent multiplied by (iii) the number of years of the Participant's age under 65 at the time of the Involuntary Termination of Employment. For example, a Participant age 45 at the time of the Involuntary Termination of Employment, with 15 years of service to the Company, upon attaining age 65, would have a combined benefit target of 44 percent (55 percent [for 15 years of service] @ (55 percent x 1 percent x 20 [the difference between 65 years and 45 years old]) = 44 percent) instead of the combined benefit target of 55 percent that would be payable if the Participant were then 65 years of age with 15 years service.

     Upon an Involuntary Termination of Employment Related to a Change of Control, a Participant who would be eligible to receive benefits under this Plan if he was then age 65 or more, shall be vested in his benefits under this Plan upon such Involuntary Termination of Employment Related to a Change of Control and, upon attainment of age 65, shall receive such benefits determined as follows: the benefit payable at age 65 shall be determined under Article III using the greater of the average of the highest consecutive 3-year Pay paid prior to such Change of Control or such average for the Pay paid prior to termination of employment.

                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

     Social Security and ATRO Companies Profit-Sharing Plan/401(k) Plan: Any increases in Social Security benefits payable to a Participant after retirement under this Plan and any increases in the Participant's amounts under the ATRO Companies Profit-Sharing Plan/401(k) Plan after retirement under this Plan shall not be considered in determining any benefits payable under this Plan.

     Nonassignability: No interest of any Participant under this Plan, or any right to receive any payment hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against such Participant, including, but not limited to, claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

     Nonguarantee of Employment: This Plan shall not be construed as giving any Participant the right to be retained in the employment of the Company.


     Death Benefits: Except as provided in Article III hereof (with respect to the payment of benefits under this Plan to an individual who qualifies as a Spouse at the time of the Participant's death), there shall be no death benefit payable under this Plan.

     Deferred Retirement: In the event that a Participant elects a deferred retirement date after age 65, the amount of benefit payable under this Plan shall be the Participant's benefit calculated at the deferred retirement date (rather than age 65) under the benefit formulas in Article III, and the amount of such benefit shall not be further adjusted for the period from age 65 to the deferred retirement date to take into account the delayed commencement date.


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